Exhibit 99.1

HRAA Appoints Tim Lankes as New CEO

Plantation, FL – March 4, 2014 - Health Revenue Assurance Holdings Inc. (OTCBB: HRAA) ("HRAA") leading provider of revenue integrity solutions for healthcare organizations, announced today  the selection of Tim Lankes as the new Chief Executive Officer (CEO) and member of the Board of Directors.  Mr. Lankes will take responsibility for all HRAA services and company operations immediately and serve as the main link between the board of directors and the corporation.

Mr. Lankes brings over 30 years of military and business leadership experience to HRAA with a track record of successful transformations, startup operations and creating sustained growth in healthcare services and consulting.  Most recently, he was the VP and Chief Operating Officer for Parallon Technology Solutions, an IT outsourcing and consulting subsidiary of Hospital Corporation of America. Tim previously held several senior leadership positions with Perot Systems Corporation over a 15 year tenure including managing Perot's International Healthcare Division and culminated in his leading their Ambulatory IT and Revenue Cycle Services Division.

Andrea Clark will continue to serve as Chairman and Founder and assumes new title of Chief Visionary Officer (CVO), sharing her passion for improving the healthcare industry through her writing, consulting and education initiatives.  She will continue to focus on HRAA client's needs, identifying the impacts of future trends and designing solutions.

“Tim Lankes is a proven leader and will be a great asset to HRAA. We are confident that he will elevate HRAA to new levels of growth and excellence in everything we do,” said Clark.

“I am excited to join a firm poised for dynamic growth and I look forward to fulfilling my mission as a CEO - to ensure HRAA delivers great, value add services to clients, attracts and retains great people in the domains HRAA chooses to operate, and execute on a business strategy that creates an economic value for shareholders,” said Lankes.

Tim holds a BA degree in Management from Abilene Christian University and a Master of Business Administration from the University of Tennessee. He has served our country with honor as a First Lieutenant in the U.S. Army's Field Artillery and as a Field Artillery Captain in the Tennessee and Minnesota Army National Guard.

About HRAA

Health Revenue Assurance Associates, Inc. (OTCQB: HRAA) assists healthcare organizations provide the best possible care by maximizing productivity through a unique blend of technology and services. The preferred business for hospitals, providers and other healthcare organizations, HRAA ensures customers receive best-in-breed revenue cycle tools and services.  Encompassing over 10 years of healthcare provider industry experience, HRAA is a leader in the field in gathering data to understand costs of care and revenues past, present and future. HRAA trains and supplies a proficient, high-tech, high quality workforce to generate the predictive data used by the entire healthcare system. HRAA delivers a full suite of solutions including analytics tools, medical coding services, revenue cycle audit services, ICD-9 and ICD-10 education, revenue cycle consulting, and ICD-10 transition solutions. For more information visit: http://www.hraa.com.

Caution Regarding Forward Looking Statements

Certain statements in this news release and such conference call are forward-looking, including (without limitation) expectations or guidance respecting customer contract expansion, growing revenues and profits through organic growth and acquisitions, attracting new business that will increase HRAA's revenues, continuing to maintain costs and consummating any transactions. Undue reliance should not be placed on such forward-looking statements because the matters they describe are subject to known and unknown risks, uncertainties and other unpredictable factors, many of which are beyond the Company's control. The Company's actual results, performance and trends could differ materially from those indicated or implied by such statements as a result of various factors, including (without limitation) the continued strengthening of HRAA's selling and marketing functions, continued customer satisfaction and contract renewal, new product development, continued availability of capable dedicated personnel, continued cost management, the success and availability of acquisitions, availability of financing and other factors, as well as by factors applicable to most companies such as general economic, competitive and other business and civil conditions. Information regarding certain of those and other risk factors and cautionary statements that could affect future results, performance or trends are discussed in HRAA's most recent annual report on Form 10-K, quarterly reports on Form 10-Q, and other filings made with the Securities and Exchange Commission from time to time. All of the Company's forward-looking statements are expressly qualified by all such risk factors and other cautionary statements.

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